Exhibit 23.2

Assentsure PAC UEN – 201816648N 180B Bencoolen Street 03-01 The Bencoolen Singapore189648 http://www.assentsure.com.sg

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Form F-3 of Yueda Digital Holding (formerly known as AirNet Technology Inc.) of our report dated May 2, 2025, relating to the consolidated financial statements of AirNet Technology Inc., appearing in its Annual Report on Form 20-K for the year ended December 31, 2024.

We also consent to the reference to us under the caption “Experts” in this Registration Statement.

/s/ Assentsure PAC

Singapore

September 19, 2025